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                                                               EXHIBIT 23.10



CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated May 28, 1997, on the combined financial statements of Ditschman/Flemington-Ford-Lincoln-Mercury, Inc. and related entities included in Republic Industries, Inc.'s Form 8-K dated June 13, 1997 and to all references to our Firm included in this registration statement.


/s/ EHRENKRANTZ STERLING & CO. LLC

EHRENKRANTZ STERLING & CO. LLC


Roseland, NJ
January 16, 1998